Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV DELIVERS $1.48 BILLION GLOBAL REVENUE IN Q3 FY 2026, RECORD Q3 NORTH AMERICA SUBSCRIBERS

NEW YORK – AUGUST 5, 2026 – FuboTV Inc. (NYSE: FUBO) today announced its financial results for its third quarter fiscal 2026 ended June 30, 2026.

Q3 Fiscal 2026 Highlights1

Global Results

●	Revenue of $1.482 billion, compared to $1.074 billion in Q3 fiscal 2025.

○	Compared to Q3 fiscal 2025 Pro Forma Revenue of $1.484 billion.

●	Net Loss of $25.7 million, compared to a Net Loss of $38.0 million in Q3 fiscal 2025.

○	Compared to Q3 fiscal 2025 Pro Forma Net Loss of $72.0 million.

●	Adjusted EBITDA[2] of $19.1 million, compared to Pro Forma Adjusted EBITDA[2] of $31.0 million in Q3 fiscal 2025.
●	Cash Position: FuboTV ended the quarter with $236.4 million in cash, cash equivalents and restricted cash on hand.
●	Earnings Per Share (“EPS”) loss of $0.25.

North America (“NA”) Results

●	Revenue of $1.474 billion, compared to Q3 fiscal 2025 Revenue of $1.074 billion.

○	Compared to Q3 fiscal 2025 Pro Forma Revenue of $1.475 billion.

●	Total NA Paid Subscribers of 5.75 million, compared to 5.63 million in Q3 fiscal 2025, representing growth of 2% on a year-over-year (YoY) basis.

1 To facilitate comparability between periods, the following presents FuboTV’s Q3 fiscal 2026 results compared to FuboTV’s results for the corresponding three month period ended June 30, 2025 (“Q3 fiscal 2025”) on an as-reported basis and pro forma basis, which gives effect to the Company’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.

2 Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable U.S. GAAP financial measures, Net Income (Loss) and Pro Forma Net Income (Loss) (prepared in accordance with Article 11 of Regulation S-X), respectively, for historical periods, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this press release. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.”

Rest of World (“ROW”) Results

●	Revenue of $7.8 million compared to Q3 fiscal 2025 Pro Forma Revenue of $8.6 million
●	Total ROW Paid Subscribers of 356,000, compared to 349,000 in Q3 fiscal 2025.

Guidance and Long-Term Financial Targets

●	Revised Fiscal 2026 Pro Forma Adjusted EBITDA[3] guidance to $90-$100 million (compared to $80-$100 million previously).
●	Reaffirmed Fiscal 2028 Adjusted EBITDA[3] target of at least $300 million.
●	Positive Free Cash Flow[3] remains expected in Fiscal 2027 and Fiscal 2028 under the current operating plan.
●	Reaffirmed Fiscal 2026 ending cash, cash equivalents and restricted cash guidance of at least $200 million.

Message from FuboTV CEO Alisa Bowen

“Since my appointment in July, my confidence in FuboTV’s differentiation and unique growth prospects has only continued to build. Our third quarter performance demonstrated strong subscriber acquisition, underpinned by our unparalleled ability to provide a compelling viewing experience to fans during high-profile sports events like the NBA Finals and the FIFA World Cup 2026™ with flexible programming packages and innovative user experiences. We also saw strength in our advertising business, with encouraging improvements in advertising capacity utilization and CPMs since completing our integration with Disney Advertising. As we look to build on this momentum, my focus is on accelerating the growth of FuboTV, by refining and expanding our packaging options, broadening our distribution and investing in user experience innovation that enhances flexibility, choice and value for the consumer. I am working closely with our FuboTV team, Disney leadership and all our valued partners to evolve our strategy and, in the months ahead, I look forward to sharing more details on our plans to drive shareholder value.”

Shareholder Letter

Complete Q3 fiscal 2026 results are detailed in FuboTV’s shareholder letter available on the Company’s Investor Relations website and included as an exhibit in the Current Report on Form 8-K furnished with the SEC on August 5, 2026.

3 Free Cash Flow is a non-GAAP financial measure. The Company is not providing a reconciliation of forward-looking Pro Forma Adjusted EBITDA, Adjusted EBITDA or Free Cash Flow to the most directly comparable U.S. GAAP measures, Pro Forma Net income (Loss) (prepared in accordance with Article 11 of Regulation S-X), Net Income (Loss) and net cash provided by (used in) operating activities, respectively, because the Company does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. See also “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures.”

Live Webcast

Bowen and CFO John Janedis will host a conference call today at 9:30 a.m. ET to deliver remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of FuboTV’s Investor Relations website. An archived replay of the webcast will be available on FuboTV’s website shortly after the conclusion of the call. Participants should join the call at least 10 minutes before to ensure that they are connected prior to the event.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company and the second largest vMVPD in the U.S. (UBS estimates) and ranked among Fast Company’s Most Innovative Companies (2026) and the Financial Times’ The Americas’ Fastest-Growing Companies (2026, 2025), FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “FuboTV”)4, The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among FuboTV, Disney and Hulu, pursuant to which the parties combined FuboTV’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination.

4 As used in this press release, unless expressly indicated otherwise, “FuboTV” refers to FuboTV Inc. (and its consolidated subsidiaries), and “Fubo” refers to the Company’s Fubo-branded offerings.

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of FuboTV, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

Adjusted EBITDA and Pro Forma Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures defined as Net Income (Loss) and Pro Forma Net income (Loss), respectively, in each case adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at FuboTV, FuboTV expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin are non-GAAP financial measures defined as Adjusted EBITDA divided by Revenue and Pro Forma Adjusted EBITDA divided by Pro Forma Revenue, respectively.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this press release, including Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA Margin and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the historical non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

FuboTV Inc.

Reconciliation of Net Income (Loss) and Pro Forma Net Income (Loss) to Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 27, 2025	June 28, 2025
	As-Reported	As-Reported	Pro Forma	Pro Forma	Pro Forma
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(25,711)	$(6,206)	$(46,388)	$(96,253)	$(71,970)
Depreciation and amortization	36,227	36,010	27,367	46,579	46,580
Stock-based compensation	9,477	10,187	18,240	14,068	12,832
Certain litigation and transaction expenses(1)	29	628	36,793	7,664	8,271
Other (income) expense	(1,614)	(3,215)	(8,808)	(528)	(564)
Income tax provision (benefit)	728	343	367	(3,410)	(63)
Certain corporate allocation expenses(2)	-	-	13,825	35,936	35,923
Adjusted EBITDA	19,136	37,747	41,396	4,056	31,009

Adjusted EBITDA	19,136	37,747	41,396	4,056	31,009
Divide:
Revenue	1,481,714	1,573,867	1,683,120	1,501,733	1,483,785
Adjusted EBITDA Margin	1.3%	2.4%	2.5%	0.3%	2.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at FuboTV, FuboTV expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and our expected future financial results, including our financial outlook and/or guidance and long-term targets, which include Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow and ending cash, cash equivalents and restricted cash, our offerings, trends in subscriber engagement, our partnerships and other arrangements, our sports programming and packaging, distribution and consumer preferences, the benefits of the Business Combination, and progression on synergy and growth opportunities and anticipated related benefits. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FuboTV makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent FuboTV’s views as of the date of this press release. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this press release.

# # #

Investor Contacts

Ameet Padte, FuboTV

ameet@fubo.tv

Tanner Kaufman / Heather Wilson, FTI Consulting

tanner.kaufman@fticonsulting.com / heather.wilson@fticonsulting.com

Media Contacts

Jennifer L. Press, FuboTV

jpress@fubo.tv

Bianca Illion, FuboTV

billion@fubo.tv